EXHIBIT 23.0


                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Digital Biometrics, Inc.:


     We consent to incorporation by reference in the registration statements (Numbers 33-41510 and 33-63984) on Form S-8 of Digital Biometrics, Inc. of our reports dated December 20, 1996, except as to Note 14 which is as of March 28, 1997, relating to the balance sheets of Digital Biometrics, Inc. as of September 30, 1996 and 1995, and the related statements of operations, stockholders' equity and cash flows and the related financial statement schedule for each of the years in the three-year period ended September 30, 1996, which reports appear in the September 30, 1996 Annual Report on Form 10-K/A of Digital Biometrics, Inc. and to the reference to our firm under the heading "Selected Financial Data" in the Company's September 30, 1996 Annual Report on Form 10-K/A which is incorporated by reference in the registration statements.



                                            KPMG Peat Marwick LLP



Minneapolis, Minnesota
July 11, 1997




          INDEPENDENT AUDITORS' REPORT ON FINANCIAL STATEMENT SCHEDULE


The Board of Directors and Stockholders
Digital Biometrics, Inc.:


     Under date of December 20, 1996, except as to note 14 which is as of March 28, 1997, we reported on the balance sheets of Digital Biometrics, Inc. as of September 30, 1996 and 1995, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1996, as contained in the annual report on Form 10-K/A for the year 1996. In connection with our audits of the aforementioned financial statements, we also audited the related financial statement schedule as listed in the accompanying index. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.


     In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


                                              KPMG Peat Marwick LLP


Minneapolis, Minnesota
December 20, 1996, except as
     to note 14 which is as of
     March 28, 1997



                                                                     SCHEDULE II

                            DIGITAL BIOMETRICS, INC.
                        VALUATION AND QUALIFYING ACCOUNTS

                                                                  Additions
                                                      ----------------------------------
                                      Balance at        Charged to        Charged to                          Balance at
                                     Beginning of        Costs and          Other                               End of
           Description                   Year            Expenses          Accounts         Deductions           Year
---------------------------------- ------------------ ---------------- ----------------- ----------------- ---------------

Allowance for Doubtful
Accounts
          1994                             $  38,000      $ 25,000        $        --      $       --          $  63,000

          1995                                63,000        48,000                 --              --            111,000

          1996                               111,000      651,000 (a)              --          69,466 (b)        692,534

(a) Includes fourth quarter charge of $540,000 for possible write downs in accounts receivable related to contracts for live-scan technology.

(b)  Write-off of bad debts.
